SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                         FORM S-1
               REGISTRATION STATEMENT/AMENDMENT #4

             Under the Securities Act of 1933

                      CROWN ENERGY CORPORATION

  (Exact name of registrant as specified in its charter)
               Commission File No. 333-2358

       Utah                  1311                          87-0368981

(State or other jurisdiction of Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number Identification No.)

                215 South State, Suite 550
                Salt Lake City, Utah  84111
                   (801) 537-5610
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

             Richard S. Rawdin, Vice President
                 Crown Energy Corporation
                215 South State, Suite 550
                Salt Lake City, Utah  84111
                      (801) 537-5610
  (Name, address, including zip code and telephone number,
        including area code, of agent for service)
                      With copies to:

                 Lorin E. Patterson, Esq.
                  Suitter Axland & Hanson
              175 S. West Temple, Suite #700
                Salt Lake City, Utah  84101

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.

     If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


              CALCULATION OF REGISTRATION FEE


Title of      Amount to     Proposed Maximum  Proposed Maximum    Amount of
Each Class    be            Offering Price    Aggregate Offering  Registration
of Securities Registered
to be
Registered

Common Stock  2,890,600       $.67              $1,965.668         $667.83


     Estimated solely for purposes of calculating the registration fee. Calculated on the basis of the average of the high bid and asked prices for the Registrant's
  Common Stock quoted on the NASD OTC Bulletin Board on
  March 8, 1996.

     The registrant hereby amends this Registration
  Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                           SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CROWN ENERGY CORPORATION


  Date: October 29, 1996          By:  /s/ James A. Middleton
                                  James A. Middleton, Chairman of the
                                  Board and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each of the undersigned expressly adopt as his electronic signature his or her name typed in italics and preceded by /s/.

  Signature                                 Date



   /s/ James A. Middleton                   October 29, 1996
  James A. Middleton, Chairman of
  the Board of Directors, Chief
  Executive Officer



   /s/ Jay Mealey                           October 29, 1996
  Jay Mealey, President,
  Chief Operating Officer and Treasurer



   /s/ Richard S. Rawdin                    October 29, 1996
  Richard S. Rawdin, Vice-President,
  Director and Secretary